SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 15, 2009

WINDTAMER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-53510	16-1610794
(Commission File Number)	(IRS Employer Identification No.)

6053 Ely Avenue, Livonia, New York	14487
(Address of Principal Executive Offices)	(Zip Code)

(585) 346-6442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 15, 2009, the Chief Executive Officer and Chief Financial Officer of WindTamer Corporation (the "Company"), in consultation with the Company's Board of Directors, determined that the Company’s financial statements for the fiscal quarter ended June 30, 2009, appearing in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, should no longer be relied on because of an accounting error in such financial statements.  The accounting error related to the failure to disclose a material agreement, an Option Agreement between the Company and Alternative Wind Resources, LLC, dated April 29, 2009 (the “Option Agreement”) and a payment received pursuant to the Option Agreement.

In note 7 to the financial statements (Commitments and Contingencies), the Company had previously failed to disclose the Option Agreement, and incorrectly described a $10,000 payment received pursuant to the Option Agreement as an advancement of expenses pursuant to a separate agreement with Alternative Wind Resources, LLC.  The Company has updated footnote 7 to properly described the Option Agreement and the $10,000 payment.

Other than the changes to note 7 described above, the accounting error had no material impact on the Company’s financial statements. The financial statements have been updated to evaluate and disclose subsequent events occurring between the date of the original filing on August 10, 2009, and the amended filing on September 16, 2009.

The Company has made the aforementioned adjustments and has filed restated interim financial statements for the quarter ended June 30, 2009, in a Quarterly Report on Form 10-Q/A on September 16, 2009.

Our Chief Executive Officer and Chief Financial Officer has assessed the impact of the accounting error on the Company's disclosure controls and procedures and has determined that notwithstanding the accounting error and given limited scope of the error, the Company's disclosure controls and procedures were effective as of June 30, 2009.  The Chief Executive Officer and Chief Financial Officer has discussed the matters disclosed in this report with Rotenberg & Co. LLP, the Company's independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

Date: September 16, 2009	By:	/s/ Gerald E. Brock
Name: Gerald E. Brock
Title: Chief Executive Officer and Chief Financial Officer